EXHIBIT 32

18 U.S.C. SECTION 1350 CERTIFICATION

NEOGEN CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Neogen Corporation (the “Company”) for the period ended May 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James L. Herbert, as Executive Chairman of the Company and I, Steven J. Quinlan, as Chief Financial Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 28, 2017

/s/ James L. Herbert
James L. Herbert
Executive Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Steven J. Quinlan
Steven J. Quinlan
Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.